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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 22, 2002
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or Incorporation)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On May 22, 2002, Tenet Healthcare Corporation, a Nevada corporation (the "Company"), announced that its Board of Directors approved a 3-for-2 split of its common stock and a reduction in the par value of the common stock from $.075 per share to $.050 per share. The additional shares of stock will be distributed on June 28, 2002, to holders of record at the close of business on June 12, 2002. A press release announcing the stock split is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7. Financial Statements, Pro Forma Financial Statements And Exhibits.

  (c)
  Exhibits

Exhibit No.	Description

99	Press release dated May 22, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:
/s/ RICHARD B. SILVER Richard B. Silver Senior Vice President and Secretary

Date: May 22, 2002

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated May 22, 2002

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FORM 8–K
  ITEM 5. Other Events.
  ITEM 7. Financial Statements, Pro Forma Financial Statements And Exhibits.
SIGNATURE
EXHIBIT INDEX